UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DECEMBER 31, 2007
Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27 North Minnesota Street
New Ulm, Minnesota 56073
(Address of principal executive offices, including zip code)

(507) 354-4111
(Registrant’s telephone number, including area code)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

In connection with its acquisition of Hutchinson Telephone Company (“HTC”) described in Item 2.01 of this Form 8-K, New Ulm Telecom, Inc. (“New Ulm”) and HTC as New Ulm’s new subsidiary entered into a credit facility with CoBank, ACB. Under the credit facility, each of New Ulm and HTC entered into a separate Master Loan Agreement (“MLA”) and a series of supplements to the respective MLAs.

Promissory Notes.

Under the terms of the two MLAs and supplements, New Ulm and HTC have borrowed approximately $59.7 million and entered into promissory notes on the following terms:

New Ulm

1.	$15,000,000 term note, with

	a.	Interest payable monthly;

	b.	12 quarterly principal payments of $125,000 commencing March 31, 2008 through December 31, 2010;

	c.	16 quarterly principal payments of $250,000 commencing March 31, 2011 through December 31, 2014; and

	d.	Final maturity on December 31, 2014.

2.	$10,000,000 revolver, with

	a.	Interest due monthly; and

	b.	Final maturity on December 31, 2014.

Hutchinson Telephone Company

1.	$29,700,000 term note, with

	a.	Interest payable monthly;

	b.	16 quarterly principal payments of $609,500 commencing March 31, 2010 through December 31, 2014; and

	c.	Final maturity on December 31, 2014.

2.	$2,000,000 revolver, with

	a.	Interest due monthly; and

	b.	Final Maturity on December 31, 2014.

3.	$3,000,000 term note, with

	a.	Interest due monthly; and

	b.	Final Maturity on April 3, 2008.

Other Agreements.

New Ulm and HTC and their respective subsidiaries also have entered into security agreements under which substantially all the assets of New Ulm, HTC and their respective subsidiaries have been pledged to CoBank for performance under the loans. In addition, New Ulm, HTC and their respective subsidiaries have guaranteed all the obligations under the credit facility.

Bank Restrictions on Cash Dividends.

The loan agreements also put restrictions on the ability of New Ulm to pay cash dividends to its shareholders, but New Ulm is allowed to pay dividends (a) (i) in an amount up to $2,050,000 in any year and (ii) in any amount if New Ulm’s “Total Leverage Ratio,” that is, the ratio of its “Indebtedness” to “EBITDA” (in each case as defined in the loan documents) is equal to or less than 3.5 to 1:00, and (b) in either case if New Ulm is not in default or potential default under the loan agreements.

Amendment of Merger Agreement.

The Merger was originally expected to close on or before December 31, 2007, but on December 31, 2007, New Ulm and HTC entered in an Amendment to the Agreement and Plan of Merger setting the closing for January 2008 and agreeing to closing adjustments to facilitate the transition.

ITEM 2.01   Completion of Acquisition or Disposition of Assets.

On January 4, 2008, New Ulm completed the acquisition of HTC for approximately $78 million pursuant to the terms of the Agreement and Plan of Merger dated as of August 3, 2007, as amended. The transaction was structured as a reverse triangular merger under which a newly formed subsidiary of New Ulm merged into HTC at closing, with HTC continuing as a subsidiary of New Ulm. The acquisition has resulted in a combined company that provides phone, video and internet services with over 50,000 connections in a number of Minnesota and Iowa communities.

Under the Merger Agreement, approximately $72 million of the $78 million will be distributed to former shareholders of HTC immediately. An additional $5.7 million was placed in an escrow account covering (i) indemnification of New Ulm in the amount of $5.2 million covering the representations and warranties of HTC for a period of 15 months from closing and (ii) a “True-Up Reserve Amount” and “Shareholder Fund Amount” in the aggregate amount of $500,000.

ITEM 9.01   Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Audited financial statements of Hutchinson Telephone Company will be filed within 75 days of the closing of the Merger.

(b)	Pro Forma Financial Information

Pro forma financial statements will be filed within 75 days of the closing of the Merger.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment dated December 31, 2007 to Agreement and Plan of Merger between New Ulm Telecom, Inc and Hutchinson Telephone Company.

10.2	Master Loan Agreement RX0583, dated as of January 4, 2008 between CoBank, ACB and New Ulm Telecom, Inc.

10.3	First Supplement dated January 4, 2008 to the Master Loan Agreement between CoBank, ACB and New Ulm Telecom, Inc.

10.4	New Ulm Telecom, Inc. $15,000,000 Term Promissory Note.

10.5	Second Supplement dated January 4, 2008, to the Master Loan Agreement between CoBank, ACB and New Ulm Telecom, Inc.

10.6	New Ulm Telecom, Inc. $10,000,000 Revolving Promissory Note.

10.7	Master Loan Agreement RX0584, dated January 4, 2008 between CoBank, ACB and Hutchinson Telephone Company (as successor to Hutchinson Acquisition Corp).

10.8	First Supplement dated January 4, 2008 to the Master Loan Agreement between CoBank, ACB and Hutchinson Telephone Company.

10.9	Hutchinson Telephone Company $29,700,000 Promissory Note.

10.10	Second Supplement dated January 4, 2008 to the Master Loan Agreement between CoBank, ACB and Hutchinson Telephone Company.

10.11	Hutchinson Telephone Company $2,000,000 Revolving Promissory Note

10.12	Third Supplement dated January 4, 2008 to the Master Loan Agreement between CoBank, ACB and Hutchinson Telephone Company.

10.13	Hutchinson Telephone Company $3,000,000 Term Promissory Note.

10.14	Form of Security Agreement.

10.15	Form of Guarantee.

99.1	Press Release dated January 2, 2008 announcing anticipated closing date of acquisition of Hutchinson Telephone Company by New Ulm Telecom, Inc.

99.2	Press Release dated January 4, 2008 announcing closing date of acquisition of Hutchinson Telephone Company by New Ulm Telecom, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: January 7, 2008	By:	/s/ Bill Otis

Bill Otis
President and Chief Executive Officer